                                                                    EXHIBIT 4.5




                              FOURTH AMENDMENT TO
                  SECOND AMENDED AND RESTATED CREDIT AGREEMENT

                                      AND

                 FOURTH AMENDMENT TO REVOLVING CREDIT AGREEMENT


         THIS FOURTH AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT and FOURTH AMENDMENT TO REVOLVING CREDIT AGREEMENT (this "AMENDMENT") is entered into as of June 30, 1995, among NATIONAL CONVENIENCE STORES INCORPORATED, a Delaware corporation ("BORROWER"), NATIONSBANK OF NORTH CAROLINA, N.A., a national banking association ("NATIONSBANK- NORTH CAROLINA"), and NATIONSBANK OF TEXAS, N.A., a national banking association ("NATIONSBANK-TEXAS") (collectively, the "LENDERS"), and NationsBank-Texas as agent for itself and the other Lenders ("AGENT"). Terms not defined in this Amendment have the meaning given such terms in the Credit Agreements (defined below).

                                    RECITALS

         A. Borrower, Agent, and Lenders executed a Second Amended and Restated Credit Agreement dated as of March 9, 1993 (as amended by a first amendment dated as of June 15, 1993, a second amendment dated as of March 31, 1994, a Consent, Waiver and Amendment of Certain Provisions of Second Amended and Restated Credit Agreement and Revolving Credit Agreement dated as of April 29, 1994, and a third amendment dated as of March 31, 1995, the "TERM LOAN AGREEMENT").

         B. Borrower, Agent, and Lenders executed a Revolving Credit Agreement dated as of March 9, 1993 (as amended by a first amendment dated as of June 15, 1993, a second amendment dated as of March 31, 1994, a Consent, Waiver and Amendment of Certain Provisions of Second Amended and Restated Credit Agreement and Revolving Credit Agreement dated as of April 29, 1994, and a third amendment dated as of March 31, 1995, the "REVOLVING CREDIT AGREEMENT").

         C. Collectively, the Term Loan Agreement and the Revolving Credit Agreement are referred to in this Amendment as the "CREDIT AGREEMENTS".

         D. Borrower has requested various modifications to the Credit Agreements and the Lenders are willing to agree to such modifications subject to the terms and conditions set out in this Amendment.

         NOW, THEREFORE, in consideration of the premises set out in this Amendment and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agree as follows:
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         1.      Term Loan Agreement.  Sections 5.09, 5.10 and 5.11 of the Term
Loan Agreement are deleted and replaced with the following:

                 SECTION 5.09. Maintenance of Consolidated Fixed Charge Coverage. As of the last day of each Fiscal Quarter, the Consolidated Fixed Charge Coverage Ratio will not be less than the applicable ratios set forth in the following schedule:

                From and                           To and
                Including                          Including                         Ratio
                ---------                          ---------                         -----
                6/30/95                            9/29/95                           119%
                9/30/95                            6/29/96                           125%
                6/30/96                            6/29/97                           140%
                6/30/97                            6/29/98                           140%
                6/30/98                            thereafter                        145%

                SECTION 5.10. Minimum EBITDA. The sum of EBITDA calculated as of the last day of each Fiscal Quarter for the four Fiscal Quarters immediately preceding such date will not be less than the applicable amount set forth in the following schedule, and the minimum EBITDA will be the number listed below divided by 4 and multiplied by the number of Fiscal Quarters occurring during such period:

                From and                           To and                            Minimum
                Including                          Including                         EBITDA
                ---------                          ---------                         ------
                6/30/95                            9/29/95                           $29,500,000
                9/30/95                            6/29/96                           $32,900,000
                6/30/96                            6/29/97                           $36,600,000
                6/30/97                            6/29/98                           $37,500,000
                6/30/98                            6/29/99                           $38,600,000
                6/30/99                            thereafter                        $40,100,000

                SECTION 5.11. Capital Expenditures. During any Fiscal Year, as reported pursuant to Section 5.01(a), except as provided below, Capital Expenditures may not exceed the LESSER of (x) the sum of (a) amounts set forth in the following schedule, plus (b) for each Fiscal Year after Fiscal Year 1995, amounts up to $3,000,000 which would have been permitted in the immediately preceding Fiscal Year which were not expended (so long as such carry-over amount does not otherwise cause a default in any other covenant in Article V hereof), or (y) the sum of (a) the Consolidated Fixed Charge Margin plus (b) for each Fiscal Year after Fiscal Year 1995, amounts up to $3,000,000 which would have been permitted in the immediately preceding Fiscal Year which were not expended (so long as such carry-over amount does not otherwise cause a default in any other covenant in Article V hereof). At the last day of each Fiscal Quarter within a year, cumulative CAPEX for the year-to-date may not exceed the following





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                percentages of the amounts for the Fiscal Year set forth in the following schedule: First Quarter, 40%, Second Quarter, 75%, Third Quarter, 90%.

                         Fiscal                                         Maximum
                         Year Ending                                    CAPEX
                         -----------                                    -----
                         6/30/95                                        $27,000,000
                         6/30/96                                        $24,000,000
                         6/30/97                                        $25,100,000
                         6/30/98                                        $25,100,000
                         Thereafter                                     $26,900,000

                 Notwithstanding the limits above, so long as no default results in any other financial covenant in Article V hereof,
                 (i) in Fiscal Year 1995, CAPEX may be $27,000,000, and (ii) permitted CAPEX may be increased in any Fiscal Year by the sum of (a) New Equity Capital Available for CAPEX, plus (b) Excess Cash Flow Available for CAPEX.

         2.      Revolving Credit Agreement.

                 (a) The definition of "Termination Date" in Section 1.01 of the Revolving Credit Agreement is deleted and replaced with the following:

                           "Termination Date" means September 30, 1996.

                 (b) Section 2.02 (g) of the Revolving Credit Agreement is deleted.

                 (c) Sections 7.18, 7.19 and 7.20 of the Revolving Credit Agreement are deleted and replaced with the following:

                 SECTION 7.18. Maintenance of Consolidated Fixed Charge Coverage. As of the last day of each Fiscal Quarter, the Consolidated Fixed Charge Coverage Ratio will not be less than the applicable ratios set forth in the following schedule:

                From and                           To and
                Including                          Including                         Ratio
                ---------                          ---------                         -----
                6/30/95                            9/29/95                           119%
                9/30/95                            6/29/96                           125%
                6/30/96                            6/29/97                           140%
                6/30/97                            6/29/98                           140%
                6/30/98                            thereafter                        145%

                SECTION 7.19. Minimum EBITDA. The sum of EBITDA calculated as of the last day of each Fiscal Quarter for the four Fiscal Quarters immediately preceding such date will not be less than the applicable amount set forth in the following





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                schedule, and the minimum EBITDA will be the number listed below divided by 4 and multiplied by the number of Fiscal Quarters occurring during such period:

                From and                           To and                            Minimum
                Including                          Including                         EBITDA
                ---------                          ---------                         ------
                6/30/95                            9/29/95                           $29,500,000
                9/30/95                            6/29/96                           $32,900,000
                6/30/96                            6/29/97                           $36,600,000
                6/30/97                            6/29/98                           $37,500,000
                6/30/98                            6/29/99                           $38,600,000
                6/30/99                            thereafter                        $40,100,000

                SECTION 7.20. Capital Expenditures. During any Fiscal Year, as reported pursuant to Section 5.01(a), except as provided below, Capital Expenditures may not exceed the LESSER of (x) the sum of (a) amounts set forth in the following schedule, plus (b) for each Fiscal Year after Fiscal Year 1995, amounts up to $3,000,000 which would have been permitted in the immediately preceding Fiscal Year which were not expended (so long as such carry-over amount does not otherwise cause a default in any other covenant in Article V hereof), or (y) the sum of (a) the Consolidated Fixed Charge Margin plus (b) for each Fiscal Year after Fiscal Year 1995, amounts up to $3,000,000 which would have been permitted in the immediately preceding Fiscal Year which were not expended (so long as such carry-over amount does not otherwise cause a default in any other covenant in Article V hereof). At the last day of each Fiscal Quarter within a year, cumulative CAPEX for the year-to-date may not exceed the following percentages of the amounts for the Fiscal Year set forth in the following schedule: First Quarter, 40%, Second Quarter, 75%, Third Quarter, 90%.

                         Fiscal                                         Maximum
                         Year Ending                                    CAPEX
                         -----------                                    -----
                         6/30/95                                        $27,000,000
                         6/30/96                                        $24,000,000
                         6/30/97                                        $25,100,000
                         6/30/98                                        $25,100,000
                         Thereafter                                     $26,900,000

         Notwithstanding the limits above, so long as no default results in any other financial covenant in Article V hereof, (i) in Fiscal Year 1995, CAPEX may be $27,000,000, and (ii) permitted CAPEX may be increased in any Fiscal Year by the sum of (a) New Equity Capital Available for CAPEX, plus (b) Excess Cash Flow Available for CAPEX.

         3. Conditions. This Amendment will become effective when it has been duly executed and delivered by Borrower, Agent, and each Lender and has been consented to by each Guarantor Subsidiary.





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         4.      Further Assurances.  Borrower shall deliver to Agent such
other documents as Agent may reasonably request in connection with this Amendment.

         5. Representations and Warranties. Borrower hereby represents and warrants to Lenders that the execution and delivery of this Amendment has been authorized by all requisite action on the part of Borrower and each Guarantor Subsidiary and will not violate any of their respective organizational documents. Borrower further represents and warrants to Lenders that (a) the representations and warranties of the Borrower and each Guarantor Subsidiary in each Credit Document (as affected by this Amendment) are true and correct in all material respects on and as of the effective date of this Amendment as though made on and as of such date, except to the extent such representations and warranties relate to a specific earlier date, and (b) the Borrower and each Guarantor Subsidiary are each in full compliance with all covenants and agreements contained in each Credit Document (as affected by this Amendment).

         6. Fees and Expenses. Borrower agrees to pay the reasonable fees and expenses of counsel to Agent for services rendered in connection with the preparation, negotiation, and execution of this Amendment.

         7. Inconsistency. Except as affected by this Amendment, the Credit Documents are unchanged and continue in full force and effect in accordance with their respective terms. In the event of any inconsistency between the terms of the Credit Agreements as hereby modified (the "AMENDED CREDIT AGREEMENTS") and any other Credit Document, the terms of the Amended Credit Agreements shall control and such other Credit Document shall be deemed to be amended hereby to conform to the terms of the Amended Credit Agreements.

         8. No Waiver of Defaults; Release. This Amendment does not constitute a waiver of, or a consent to any present or future violation of or default under, any provision of the Credit Documents not affected by this Amendment, or a waiver of Lenders' right to insist upon future compliance with each term, covenant, condition, and provision of the Credit Documents, and the Credit Documents shall continue to be binding upon, and inure to the benefit of, Borrower, Guarantor Subsidiaries, Agent, and Lenders and their respective successors and assigns. BORROWER HEREBY RELEASES AGENT AND LENDERS FROM ANY LIABILITY FOR ACTIONS OR FAILURES TO ACT IN CONNECTION WITH THE CREDIT DOCUMENTS PRIOR TO THE DATE OF THIS AMENDMENT.

         9. Form. Each agreement, document, instrument, or other writing to be furnished Agent or Lenders under any provision of this Amendment, if any, must be in form and substance satisfactory to Agent and its counsel.

         10. Multiple Counterparts. This Amendment may be executed in more than one counterpart, each of which shall be deemed an original, and all of which constitute, collectively, one instrument; but, in making proof of this Amendment, it shall not be necessary to produce or account for more than one such counterpart. It shall not be necessary for Borrower, Agent, and all Lenders to execute the same counterpart of this Amendment so long as Borrower, Agent, and each Lender execute a counterpart of this Amendment.





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                 11.      Final Agreement.  THE CREDIT DOCUMENTS, AS AMENDED BY
THIS AMENDMENT, REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT
BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO ORAL AGREEMENTS BETWEEN THE PARTIES.

EXECUTED as of the date first written above.

BORROWER                                 AGENT

NATIONAL CONVENIENCE STORES              NATIONSBANK OF TEXAS, N.A.,
  INCORPORATED                             as Agent and a Lender


By:                                      By:
    _________________________                ____________________________
         Brian Fontana                              Neill P. Davis
         Vice President                         Senior Vice President


                                         NATIONSBANK OF NORTH CAROLINA, N.A.,
                                           as a Lender


                                         By:
                                             ____________________________
                                                    Neill P. Davis
                                                 Senior Vice President





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
                       GUARANTORS' CONSENT AND AGREEMENT

         As an inducement to Agent and Lenders to execute, and in consideration of Agent's and Lenders' execution of the foregoing Amendment, the undersigned hereby consent to the Amendment and agree that the same shall in no way release, diminish, impair, reduce, or otherwise adversely affect the respective obligations and liabilities of each of the undersigned under the Second Acknowledgment, Consent and Modification to Guarantee dated as of March 9, 1993, as amended by that First Amendment to Second Acknowledgment, Consent and Modification to Guarantee dated as of June 15, 1993, which obligations and liabilities are, and shall continue to be, in full force and effect. This consent and agreement shall be binding upon the undersigned, and the respective successors and assigns of each, and shall inure to the benefit of Agent and Lenders, and the respective successors and assigns of each.


                 KEMPCO PETROLEUM COMPANY
                 SCHEPPS FOOD STORES, INC.
                 STOP N GO MARKETS OF GEORGIA, INC.
                 STOP N GO MARKETS OF TEXAS, INC.
                 TEXAS SUPER DUPER MARKETS INC.


                 By:
                     ________________________________________________
                          Brian Fontana
                          Treasurer of each of the above companies





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